UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 30, 2016

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On November 30, 2016, Unisys Corporation (“Unisys”) issued a notice of partial redemption to redeem $115,000,000 in aggregate principal amount of its outstanding 6.25% Senior Notes due 2017 (the “Notes”), which are governed by that certain Indenture dated June 1, 2012, between Unisys as issuer and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture dated as of August 21, 2012 between Unisys and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The redemption date will be December 30, 2016 (the “Redemption Date”) and the redemption price will be equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) from the Redemption Date through the scheduled maturity date of the Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points, plus accrued but unpaid interest on the Redeemed Notes to, but not including, the Redemption Date.
Forward-Looking Statements
This filing contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding Unisys’ business strategy, plans and objectives, including the redemption of a portion of the Notes. Although Unisys believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Unisys’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Unisys’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Other than as required under the securities laws, Unisys does not assume a duty to update these forward-looking statements.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: November 30, 2016	By:	/s/ Inder M. Singh
Inder M. Singh
Senior Vice President and Chief Financial Officer